                                                                   EXHIBIT 10.35

                                  CONFIDENTIAL

                               EXECUTIVE AGREEMENT

                  THIS EXECUTIVE AGREEMENT (this "Agreement") is made as of August 1, 2003 (the "Effective Date"), by and between Ziff Davis Media Inc., a Delaware corporation (the "Company") and Timothy Castelli ("Executive"). Certain definitions are set forth in the Appendix to this Agreement.

                  In consideration of the representations and covenants set forth herein, the parties hereby agree as follows:

         1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning August 1, 2003 and ending July 31, 2008 or earlier pursuant to Section 4 hereof.

         2.       Position and Duties.

         (a) During the time Executive is actually employed with the Company (the "Employment Period") Executive shall serve as the Senior Vice President - Publisher, PC Magazine of the Company and shall have the normal duties, responsibilities and authority implied by such positions. The editorial and sales personnel of PC Magazine in such capacity shall report to Executive (Executive acknowledges that to the extent such personnel have other responsibilities, they may report to other Company personnel in such capacity; for example, as of the Effective Date the Editor-In-Chief of PC Magazine also is Editorial Director of the Company - he shall report to Executive in his capacity as Editor-In-Chief of PC Magazine but shall not report to Executive in his capacity as Editorial Director of the Company). Executive shall hold similar positions with any Affiliate of the Company to the extent Executive may be so appointed by the Company in its sole discretion and to the extent Executive agrees to accept any such appointment.

         (b) Executive shall report directly to the Company's Chief Executive Officer ("CEO") or to the President or such other senior Company executive as the CEO may direct, and shall devote his best efforts and substantially all of his business time and attention to the business and affairs of the Company (and to the extent applicable, its Affiliates). Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

         3.       Base Salary; Benefits and Bonuses.

         (a) During the Employment Period, Executive's base salary shall be $240,000 per annum, subject to an annual cost of living increase at the beginning of each calendar year beginning January 1, 2004 at a rate equal to the increase in the Consumer Price Index - All Urban Consumers for the New York area during the prior year, or such higher rate as the Company may designate from time to time (the "Base Salary"), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

         (b) In addition to the Base Salary, during the Employment Period, the Company shall pay Executive an annual bonus (the "Bonus") in an amount determined pursuant to the annual Incentive Plan, which Incentive Plan shall be agreed to by the Company and Executive at or about the beginning of each fiscal year. A copy of the 2003 Incentive Plan is annexed hereto as Exhibit A. . Any such Bonus, shall be payable within ninety (90) days following the end of each fiscal year during the Employment Period.

         (c) During the Employment Period, (i) Executive shall be entitled to participate in all of the Company's employee benefit plans and programs for which senior executive employees of the Company are generally eligible, which currently include, but shall not be limited to, health insurance, dental insurance, life insurance, short-term and long-term disability insurance and participation in the Company's 401(k) plan and (ii) Executive shall be eligible for four (4) weeks of paid vacation in accordance with the policies of the Company. Executive's right to participate in any employee benefit plans or programs of the

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                                  CONFIDENTIAL

Company shall be subject to the Company's right to amend, modify or terminate any such plan or program in accordance with its terms and applicable law and subject in each case to any applicable waiting periods or other restrictions contained in such benefit plans or programs.

         (d) The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time for senior executive employees of the Company with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

         4.       Termination; Severance.

         (a) The Employment Period (i) shall terminate upon Executive's death or Incapacity; (ii) may be terminated by the Company at any time with Cause or without Cause; and (iii) may be terminated by Executive at any time for Good Reason or other than for Good Reason. Executive acknowledges and agrees that nothing contained herein or in any other agreement or document shall entitle Executive to remain in the employment of the Company or any of its Affiliates. "Termination" means such time as of which Executive ceases to be Employed by the Company, for any reason, whether on account of termination by the Company, resignation by Executive, Executive's death or Incapacity or otherwise; "Termination Date" means the date on which Termination occurs; and "Termination Fiscal Year" means the Company's fiscal year in which the Termination Date occurs.

         (b) Upon any Termination, Executive shall be entitled to receive Executive's Base Salary earned through the Termination Date, prorated on a daily basis together with all accrued but unpaid vacation time earned by Executive during the calendar year in which such Termination occurs and any Bonus in respect of a prior, completed calendar year which is then due and owing and has not been paid. Except as set forth in Section 4(d), Executive shall not be entitled to receive Executive's Base Salary or any bonuses or other benefits from the Company for any period after the Termination Date.

         (c) In the event Executive's employment is terminated (i) by the Company with Cause, (ii) by Executive other than for Good Reason, or (iii) upon Executive's death or Incapacity, or upon any Termination on or after July 31, 2008, the Company shall have no obligation to make any severance or other similar payment to or on behalf of Executive.

         (d) In the event that Executive's employment is terminated (i) by the Company without Cause or (ii) by Executive for Good Reason (in either case prior to the July 31, 2008), following such Termination and upon execution and delivery by Executive within thirty (30) calendar days after the Termination Date (or by Executive's personal representative or executor within ninety (90) calendar days after the Termination Date, in the event of Termination due to Executive's Incapacity or death, respectively) of a general release in favor of the Company and its Affiliates and its and their respective officers, directors, employees, representatives, agents and attorneys, and the successors and assigns of each of the foregoing, in form and substance satisfactory to the Company (the Company shall not require such form of general release to contain any unreasonable representations or covenants on the part of Executive), the Company shall (A) through the first (1st) anniversary of the Termination Date, (x) pay Executive his annual Base Salary (as in effect on the Termination Date) in regular installments in accordance with the Company's general payroll practices and (y) if Executive elects under COBRA to maintain health insurance benefits through the Company's group plan (if any), pay that portion of the premium for such benefits that the Company would have paid had Executive remained an employee of the Company for such period; and (B) pay Executive, within ninety
(90) days following the end of the Termination Fiscal Year, the Termination Bonus (as defined below), if any. The "Termination Bonus" shall be the product obtained by multiplying (1) the Bonus that the Company paid to Executive for the fiscal year immediately preceding the Termination Fiscal Year, by (2) the ratio obtained by dividing (X) the number of days Executive was

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                                  CONFIDENTIAL

employed by the Company during the Termination Fiscal Year up to the Termination Date by (Y) three hundred and sixty-five (365); provided, however, that to the extent the Company has paid Executive prior to the Termination Date any amounts with respect to the Bonus for the Termination Fiscal Year (e.g. if payments toward such Bonus were made in semimonthly, monthly or quarterly installments or otherwise), the Termination Bonus shall be reduced by such amounts already paid (but shall not be reduced to a number less than zero (0)). Executive or his heirs and successors shall also be entitled to receive the Termination Bonus in the event Executive's employment with the Company is terminated due to Executive's death or Incapacity; provided that no Cause for termination exists as of such Termination Date. After payment of the severance amounts described in this Section 4(d), the Company shall have no obligation to make any further severance or other payment or provide any other benefit to or on behalf of Executive. Notwithstanding the foregoing, in the event that Executive shall breach any of Executive's obligations under Section 5 of this Agreement (except any breach which Executive carries the burden of proving is solely of a technical nature, is immaterial and was inadvertent), then, in addition to any other rights that the Company may have under this Agreement or otherwise, the Company shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this Section 4.

         5.       Noncompete, Non-Solicitation.

         (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of Executive's employment with the Company and any applicable Affiliate thereof, Executive will during the Employment Period become familiar with the trade secrets, business plans and business strategies and with other Confidential Information (as defined on the Appendix hereto) concerning the Company and any applicable Affiliate of the Company (and their respective predecessors, successors and assigns) and that Executive's services have been and shall be of special, unique and extraordinary value to the Company and any applicable Affiliate of the Company. Therefore, Executive agrees that, during the Employment Period and for one (1) year thereafter (such period, the "Noncompete Period"), Executive shall not directly or indirectly (whether for Executive or for any other Person) own any interest in, operate, manage, control, engage in, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), invest in, permit Executive's name to be used by, consult with, advise, render services for (alone or in association with any other Person), or otherwise assist in any manner (i) any Person (each a "Restricted Person") that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in any business or enterprise which manufactures, designs, produces, renders or sells products or services which compete with the products and services of the Company (or any products or services the Company is in the process of developing), as the Company's and its Affiliates businesses exist at the Termination Date or are in process as of the Termination Date (the "Company's Business"; as of the Effective Date, the Company's Business consists of the publication, in print and electronic media, of magazines, newsletters and websites (collectively, "publications") the primary editorial content of which relates to technology or electronic games, and the sale of advertising and subscriptions related to such publications; (ii) any successor, assignee, partner, joint venture or collaboration partner, subsidiary, division or Affiliate of any Restricted Person; or (iii) any Person in which any Restricted Person owns an interest or participates, which any of Restricted Person manages or controls (whether as an officer, director, employee, partner, agent, representative or otherwise), or with which any Restricted Person consults or to which any Restricted Person otherwise provides management or financial support. Nothing herein shall prohibit Executive from being an owner, indirectly through a mutual fund or other similar pooled investment vehicle, of a passive investment in the stock of a corporation which is publicly traded, so long as Executive has no other participation in the business of any such corporation. Without limiting the generality of the foregoing, Executive and the Company agree that as of the Effective Date, the following persons are each deemed to be a "Restricted Person": International Data Group, Inc.; CMP Media, Inc. (a subsidiary of United News & Media PLC)CNET Networks, Inc.; and The Future Network PLC.

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                                  CONFIDENTIAL

         (b) During the Employment Period and for one (1) year thereafter, Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate of the Company and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate of the Company at any time during the one (1) year period prior to the termination of the Employment Period, (iii) call on, solicit or service any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate of the Company in order to induce or attempt to induce such Person to cease or reduce doing business with the Company or such Affiliate (for avoidance of doubt and without limiting the foregoing, it shall constitute a material violation of this Section 5(b) for Executive to make any effort to cause any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to purchase from a third party any goods or services that are offered at such time by the Company), or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate of the Company, including, without limitation, making any negative statements or communications about the Company or any of its Affiliates, or (iv) directly or indirectly acquire or attempt to acquire any business in the United States of America to which the Company or any of its Affiliates has made an acquisition proposal prior to the Termination Date relating to the possible acquisition of such business (an "Acquisition Target") by the Company or any of its Affiliates, or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any Person other than the Company or any of the Company's Affiliates.

         (c) If, at the time of enforcement of Section 5 of this Agreement, a court shall hold that the duration or scope (including without limitation the geographical scope) of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope (including without limitation the geographical scope) reasonable under such circumstances shall be substituted for the stated period or scope (including without limitation the geographical scope) and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period or scope (including without limitation the geographical scope) permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product (as defined on the Appendix hereto), the parties hereto agree that money damages may not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of Section 5, the period set forth in such Section shall be tolled until such breach or violation has been duly cured.

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                                  CONFIDENTIAL

Executive agrees that the restrictions contained in Section 5 are reasonable and that Executive has received consideration in exchange therefor.

         6. Other Terms and Conditions. The terms and conditions set forth on the Appendix attached hereto are incorporated herein by reference as if fully set forth herein and constitute an integral part of this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Executive Agreement on the date first written above.

                                                ZIFF DAVIS MEDIA INC.

                                                BY: /s/ Robert F. Callahan
                                                    ----------------------------

                                                ITS: Chief Executive Officer

                                                EXECUTIVE:

                                                    /s/ Timothy Castelli
                                                --------------------------------
                                                TIMOTHY CASTELLI

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                                  CONFIDENTIAL

                         APPENDIX TO EXECUTIVE AGREEMENT

         1. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party: (a) if to Executive: Timothy Castelli, 250 Riverside Avenue, Riverside, Connecticut, 06878 and (b) if to the Company: Ziff Davis Holdings, Inc., 28 E. 28th Street, New York, New York 10016, Attention: General Counsel. Any notice under this Agreement shall be deemed to have been given five (5) calendar days after deposit in the U.S. mail, if mailed, or otherwise when so delivered or sent otherwise.

         2.       Representations and Warranties.

         (a) By the Company. In connection with the execution and delivery of this Agreement, the Company represents and warrants to Executive as of the Effective Date that (i) the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action, (ii) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (iii) the person signing this Agreement on behalf of the Company has been duly authorized to do so, (iv) the execution, delivery and performance of this Agreement by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject; and, (v) the Company has consulted with independent legal counsel regarding its rights and obligations under this Agreement and that the Company fully understands the terms and conditions contained herein.

         (b) By Executive. In connection with the execution and delivery of this Agreement, Executive represents and warrants to the Company as of the Effective Date that (i) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreements with any person or entity other than the Company; (iii) Executive has consulted with independent legal counsel regarding his/her rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein; and (iv) Executive has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.

         3.       General Provisions

         (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) Complete Agreement. This Agreement and the agreement attached hereto as Exhibit A (containing, among other provisions, provisions related to the grant of options to Executive to purchase certain shares of capital stock of the Company), those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, this Agreement is not intended to, and does not, supersede or preempt the "Repurchase Agreement and Release" entered into contemporaneously herewith.

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                                  CONFIDENTIAL

         (c) Counterparts; Signatures Received via Facsimile. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures received via facsimile shall be deemed originals for all purposes.

         (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

         (e) GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (f) Jurisdiction. The state and federal courts located in New York County, New York (the "Permitted Courts"), shall have sole and exclusive jurisdiction of any dispute arising out of or related to this Agreement (including without limitation allegations of the breach or attempted breach thereof) (a "Proceeding"). Notwithstanding the foregoing, nothing in this paragraph alters any agreement the parties may previously have made or may in the future make to arbitrate disputes. Each of the parties hereby expressly consents to the personal jurisdiction of each of the Permitted Courts with respect to any Proceeding and waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in a Permitted Court.

         (g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (h) Interpretation. The Article and Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. The parties acknowledge that they are entering into this Agreement after consulting with counsel and based upon equal bargaining power, with each party having the ability to participate in its preparation. The terms of this Agreement shall not be interpreted in favor of or against any party on account of the draftsperson, but shall be interpreted solely for the purpose of fairly effectuating the intent of the parties hereto.

         (i) Survival. The provisions set forth in Section 4 and Section 5 of the Agreement and the provisions set forth in this Appendix shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

         (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only by means of a written instrument signed by each of the Company and Executive.

         4.       Certain Definitions

         (a) "Affiliate" of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with the first-mentioned Person and, without limiting the foregoing, in the case of a partnership, any partner thereof is deemed to be an Affiliate of the partnership.

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                                  CONFIDENTIAL

         (b) "Cause" means (i) the commission by Executive of a felony or a crime involving moral turpitude, (ii) the commission of any other act or omission by Executive constituting fraud against the Company or any of its Affiliates, or the violation of the duty of loyalty to the Company and/or its Affiliates under applicable law, (iii) substantial failure by Executive to act as reasonably directed by the CEO of the Company, which failure, if curable, is not cured within fifteen (15) calendar days after written notice thereof to Executive, (iv) willful or reckless misconduct or, if curable, gross negligence by Executive which is not cured within fifteen (15) days after written notice thereof to Executive, with respect to the Company or any of its Affiliates, or
(v) any other material breach by Executive of this Agreement or Company policy established by the CEO of the Company and made known in advance to Executive, which breach, if curable, is not cured within fifteen (15) calendar days after written notice thereof to Executive.

         (c) "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's relationship with the Company or any of its Affiliates prior to the date hereof or during the Employment Period and that relates to the business, products, services, financing, research or development of the Company or any of its Affiliates or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, any of the Company's or any of its Affiliates' suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) Acquisition Targets and potential acquisition candidates. Confidential Information shall not include information that Executive can demonstrate: (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Executive from a third party (other than ZD, Inc. or any of its successors or Affiliates) without a breach of any obligation of confidentiality by such third party; (c) was known to Executive prior to his employment with the Company and its Affiliates, or (d) is required to be disclosed pursuant to any applicable law or court order; provided, however, that Executive provides the Company with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and cooperates with the Company to preserve the confidentiality of such information to the extent possible.

         (d) "Good Reason" means the occurrence, without Executive's consent, of any of the following: (i) unless corrected within fifteen (15) calendar days after written notice by Executive to the CEO of the Company of objection thereto, the assignment to Executive of any significant duties materially inconsistent with Executive's status as the Senior Vice President - Publisher, PC Magazine of the Company or a diminution of Executive's title(s), or a substantial adverse alteration in the nature or status of Executive's responsibilities; (ii) a reduction in Executive's annual Base Salary as contemplated hereby, except for across-the-board salary reductions similarly affecting all senior executives of the Company; (iii) the Company requires Executive to relocate from the New York metropolitan area; (iv) any material breach by the Company of this Agreement, which breach, if curable, is not cured within fifteen (15) calendar days after written notice thereof to the Company; or (v) the CEO of the Company requests the Executive to engage in unlawful conduct, if such request is repeated after Executive has notified the CEO in writing that he is declining to engage in such conduct due to Executive's belief that such conduct is unlawful.

         (e) "Incapacity" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive's duties as determined by the Company in good faith, for a period of ninety (90) consecutive calendar days or a period of one hundred and twenty (120) calendar days during any one hundred and eighty (180) calendar day period.

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                                  CONFIDENTIAL

         (f) "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         (g) "Work Product" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by Executive (whether alone or jointly with others) while employed (both before and after the Effective Date) by the Company (or its successors or assigns) and its Affiliates.

                                       9